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                                                                     EXHIBIT 15


May 19, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our report dated April 29, 1999 on our review of interim financial information of Pharmacia & Upjohn, Inc. (the "Company") as of and for the three month period ended March 31, 1999, included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-8 pertaining to the Pharmacia & Upjohn, Inc. Savings Plus Plan dated May 19, 1999.


Very truly yours,



PRICEWATERHOUSECOOPERS LLP